SCHEDULE 14A
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                            Filed by Registrant / X /
                  Filed by Party other than the Registrant / /
                           Check the appropriate box:
         / / Preliminary Proxy Statement / / Confidential for Use of the
                                 Commission Only
                       [as permitted by Rule 14a-6(e)(2)]
                        / X / Definitive Proxy Statement
                       / / Definitive Additional Materials
         / / Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

                (Name of Registrant as Specified in Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                                X No fee required
   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
/ / Fee paid previously with preliminary materials / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

                                                         ENVIRONMENTAL SOLUTIONS
                                                              WORLDWIDE, INC.


October 22, 2002

Dear ESW Shareholder,

I would like to take this opportunity to introduce myself as your new Chairman and Chief Executive Officer, as well as to update you on Company activity and provide to all of our stockholders a segment of the ESW strategic vision.

On July 1, 2002, the Board appointed me as ESW's President and Chief Executive Officer. I have served as a Board member since November 2001. I have also recently been appointed Chairman of the Board in deference to Bengt Odner who decided to step down as Chairman as a result of his personal commitments. Bengt remains committed to ESW and will continue to serve as a Board member.

I'd like to start off by saying how excited I am to be part of the ESW team. This past year has been a challenging and difficult one for public companies in general and ESW has not been isolated from the difficulties encountered in the general economic and business environment.

At ESW, we strongly believe that 2003 will provide us with a clean canvas on which to paint the picture that will grow our business.

As a matter of future Company practice, a Chairman's letter will be provided to stockholders from time to time outlining ongoing developments within the Company as we go forward. We will also plan to provide a quarterly recap press release to update the current status of our sales, projects and relationships that have been announced in press releases issued in the prior quarter. We also plan to implement a new policy of holding scheduled conference calls with analysts, brokers and stockholders commencing with the new quarter. We look forward to all of our stockholders participating in this program.

All forms of shareholder communication will be placed on our corporate Website under the Investor Relations tab. The communication mediums will include "Taped CEO Interviews" in order to improve shareholder communication in the future.

Our new shareholder communication strategy includes:

      o     "Letters from the Chairman"

      o     Quarterly recap and status of Company Press Releases

      o     Quarterly "Company/Shareholder" conference call program

      o     Taped "CEO & Management Interviews"


* All of our communications will be made in a manner that strictly adheres to REGULATION FD.

During the first three quarters of our current fiscal year ESW has effectively transitioned into a production facility from our previous R&D environment of years past. That transition brings additional variables and unknowns to our business. Having personally been involved over the past three months operationally, I can tell you that we have internally changed the focus, disciplines and attention-to-detail that comes with a transition of this magnitude, and I'm pleased to report that I believe that we now have the following core competencies, through the manufacturing of:

      * Proprietary catalytic-coatings for diesel and gasoline catalytic converters.

      * Patent Pending ESW catalytic converter substrates and substrate manufacturing process.

      * Boutique representations: All using ESW substrates and coating technology.

      o     Clean Catt, proprietary diesel catalyst

      o Enviro-Cat TM , proprietary gas/petrol catalyst Environmental Solutions Worldwide, Inc.

      o     Pro CatTM, proprietary CNG/LNG catalysts

      o     Quiet CatTM, proprietary small utility engine converters

      o     Air SentinelTM, heavy duty industrial converter systems

      o     RC-2 Cleaning ConsoleTM, proprietary catalyst regeneration machine

      o     Design and manufacture of customer specific catalyst applications

By adding to that core list of services, and our continuing and evolving Certification and Testing Services program, we believe that ESW presents a full compliment of products and services to clients in our growing customer-base.

Additionally, we have forged relationships with many of the industry's leading companies and we continue to be enthusiastically involved in partnership-negotiations with companies having global prominence in the automotive and engine manufacturing sector. We look forward to these developments hopefully leading to successful partnerships and I can assure you that each opportunity will be aggressively pursued by our management team.

Our newly re-energized management team at ESW, in conjunction with our newly nominated outside director chaired committees will help shape and oversee our Company.

Further, we are in the process of establishing the following:

      *     Governance Committee

      *     Audit Committee

      *     Compensation Committee

      *     Share Management Committee

Each committee is to be comprised of two outside directors and one officer and director from inside the Company. We strongly believe that led by our independent directors, (and nominees), their varied background and strong business skills along with their overall willingness to participate in additional activities of the Company, that they will provide necessary "checks and balances" for ESW going forward.

We are pleased to report that our objective of profitability is still on track for year-end or Q1'03, and anticipate that this will be further depicted through the next two quarters. We believe that the Company's future appears very bright through our sales visibility in a large and under-served market.

The Company is in the final stages of completing a private placement to provide the necessary cash for general operations. We further believe a sign of support and strength in the Company is demonstrated in this placement, as Units comprised of restricted shares and warrants were sold at $.17 per share despite the stock trading at a 30-day moving average market price of approximately $.10 per share.

Finally, we would like to present to you the annexed Proxy Statement and Annual Report giving you further detail as to the financial condition and other material aspects of the Company.

I wish to conclude by saying again, how excited I personally am to serve you as your President-CEO and Chairman of the Board and look forward to meeting many of you personally at our Annual General Meeting at 11:00 AM Tuesday November 19, 2002.

Best Regards,



/s/ JOHN A. DONOHOE, JR.
------------------------
John A. Donohoe, Jr.
President-CEO,
Chairman JAD/ms

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                                 132 PENN AVENUE
                          TELFORD, PENNSYLVANIA 18969

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 19, 2002


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Environmental Solutions Worldwide, Inc. (the "Company") will be held at The Sheraton Bucks County, 400 Oxford Valley Road, Langhorne, PA 19047 on November 19, 2002, at 11:00 A.M. (the "Meeting"), for the following purposes:

      (1) To elect eight (8) Directors to serve for the ensuing year or until their successors are elected and have been qualified.

      (2) To ratify the appointment of Goldstein & Morris, Certified Public Accountants P.C. as the independent public accountants for the Company's fiscal year ending December 31, 2002.

      (3) To approve the 2002 Stock Option Plan authorizing 1,000,000 shares of common stock $0.001 par value to replace the 2000 Non Qualifying Stock Option Plan.

      (4) Such other business as may be properly brought before the meeting or any adjournments thereof.

      Only those shareholders who were shareholders of record at the close of business on October 11, 2002 will be entitled to notice of, and to vote at the Meeting or any adjournment thereof. If a shareholder does not return a signed proxy card or does not attend the Annual Meeting and vote in person, the shares will not be voted. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If a shareholder returns a signed proxy card but does not mark the boxes, the shares represented by the proxy card will be voted as recommended by the Board of Directors. The Company's Board of Directors solicits proxies so each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting.

                                    IMPORTANT

      WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                                              By Order of the Board of Directors





                                              John A. Donohoe, Jr.
                                              CHAIRMAN OF THE BOARD

October 14, 2002
Telford, Pennsylvania

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

                               ------------------

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 19, 2002

      This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Environmental Solutions Worldwide, Inc. ("ESW" or the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at The Sheraton Bucks County, 400 Oxford Valley Road, Langhorne, PA 19047 on November 19, 2002 at 11:00 A.M. and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are encouraged to attend the Annual Meeting. Your proxy is requested, whether or not you attend in order to assure maximum participation and to expedite the proceedings.

      At the Annual Meeting, stockholders will be requested to act upon the matters set forth in this Proxy Statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted in accordance with your instructions if the proxy is properly signed and returned to the Company before the Annual Meeting. You may revoke your proxy at any time prior to its being voted at the Annual Meeting by delivering a new duly executed proxy with a later date or by delivering written notice of revocation to the Secretary of the Company prior to the day of the Annual Meeting, or by appearing and voting in person at the Annual Meeting. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to the Company's stockholders on or about October 22, 2002. The Company's 2001 Annual Report to its stockholders on Form 10-KSB, filed electronically (EDGAR System) with the Securities and Exchange Commission on April 1, 2002 is also enclosed and should be read in conjunction with the matters set forth herein. The expenses incidental to the preparation and mailing of this proxy material are being paid by the Company. No solicitation is planned beyond the mailing of this proxy material to stockholders.

      Abstentions and broker non-votes will be counted toward determining whether a quorum is present.

      The principal executive offices of the Company are located at 132 Penn Avenue Telford, Pennsylvania 18969. The telephone number is (215)721-2188

OUTSTANDING SHARES AND VOTING RIGHTS

      The only security entitled to vote at the Annual Meeting is the Company's common stock. The Board of Directors, pursuant to the By-laws of the Company has fixed October 11, 2002 at the close of business, as the record date of the determination of Stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. At, October 11, 2002 there were 44,090,579 shares of common stock outstanding and entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote at the Annual Meeting. In accordance with the Company's Amended Articles of Incorporation and By-laws, one-third of the shares of common stock outstanding and entitled to vote which are represented at the Annual Meeting, in person or by proxy, will constitute a quorum. In accordance with the Amended Articles of Incorporation of the Company, provided a quorum of issued and outstanding shares entitled to vote are present in person or by proxy, a majority vote in favor of a proposal is required for approval of an agenda item.

                        PROPOSAL 1: ELECTION OF DIRECTORS

      The Board of Directors of the Company proposes that the Company's current directors standing for reelection and the newly nominated directors be elected as directors and serve until the next Annual Meeting of the Stockholders and continuing until their successors are elected and qualified. Unless authority is withheld on the proxy it is the intention of the proxy holder to vote for the persons standing for election named below.

      Certain information concerning the directors, nominees, and executive officers of the Company is set forth in the following table and in the paragraphs following. Information regarding each such director's and executive officer's ownership of voting securities of the Company appears in "Securities Ownership of Certain Beneficial Owners and Management" below.

NAME                                      CURRENT POSITION       DIRECTOR SINCE
                                             WITH COMPANY
-------------------------------------------------------------------------------

John A. Donohoe, Jr. . . . . . . . . . Chairman, Chief Executive Officer
                                       and President            November 2001
Bengt G. Odner . . . . . . . . . . . . Director                 September 2000
David Johnson . . . . . . . . . . . . .Director                 September 2000
Robert Marino . . . . . . . . . . . . .Director                 November 2001
William J. Sifer . . . . . . . . . . .                          Newly Nominated
Barry Gross . . . . . . . . . . . . . .                         Newly Nominated
Nitin Amersey . . . . . . . . . . . . .                         Newly Nominated
Michael Rae Cowan . . . . . . . . . . .                         Newly Nominated

INDIVIDUALS STANDING FOR ELECTION

      JOHN A. DONOHOE, JR., age 47, was elected as a director in November 2001. He was appointed Chairman of the Company in October 2002 and President and Chief Executive Officer in July 2002. Mr. Donohoe was a member of the Board of Directors of MedQuist Inc., a Nasdaq Company from January, 1996 through March, 2002. Mr. Donohoe joined MedQuist Inc. in May, 1994 as Executive Vice President of the transcription division when MedQuist acquired Transcriptions Ltd., and became Chief Operating Officer in November, 1995 and President in 1998. Mr. Donohoe had been employed by Transcriptions, Ltd. since 1974 serving in numerous management capacities. Mr. Donohoe served as a member of the Board of Directors of Medical Transcription Industry Alliance from 1995 to 1999. Mr. Donohoe attended Lebanon Valley College in Annville, Pennsylvania.

      BENGT G. ODNER, age 49, has served as a director of the Company since September 2000. He has served as the Company's Chairman from September 2000 through October 2002. Mr. Odner has also served as Chief Executive Officer from August 1999 to September, 2000 and as interim Chief Executive Officer from February 2002 to July 2002. On September 12, 2000, Mr. Odner was elected to the Board of Directors and appointed Chairman. Mr. Odner is a director of Crystal Fund, Ltd., a Bermuda mutual fund, and has been a director of Crystal Fund Managers, Ltd. since 1996. From 1990 through 1995, Mr. Odner was the Chairman of Altus Nord AB, a property holding company specializing in Scandinavian properties and a wholly owned subsidiary of Credit Lyonais Bank Park. Mr. Odner holds a masters in Business Administration from Babson College.

      DAVID JOHNSON, age 40, served as the Company's Chief Operating Officer from August 2000 through November 2001. Mr. Johnson was elected as a director in September, 2000. In addition to serving as a director he is also serving as President for the company's wholly owned subsidiary ESW Canada, Inc. He has been a consultant for Ventura Auto Collision in Concord, Ontario since 1999. From 1989 to 1999, Mr. Johnson was a strategy and marketing consultant to National Warehousing, Inc., Toronto, Ontario. Mr. Johnson attended Tollgate Tech. Secondary, Mohawk Collage and Devry Institute of Technologies.

      ROBERT MARINO, age 47, was elected as a director in November 2001. He currently serves as a consultant to the Company and is President of the Company's wholly owned subsidiary ESW America, Inc. and has an extensive background in the field of combustion engine emissions, combustion engine emission control technologies as well as government regulations associated with federal certification and compliance of these technologies. Mr. Marino founded Air-Testing Services in 1983 and Applied Diesel Technology in 1993. Applied Diesel Technology focused on the design and development of advanced emissions control technologies for diesel engines. Mr. Marino holds a Bsc degree from Allentown College.

      WILLIAM J. SIFER, age 46, has been a Certified Public Accountant since February 1980. He is a member of the American Institute of Certified Public Accountants, a member of the Pennsylvania Institute of Certified Public Accountants and a member of the Bucks County Association of Certified Public Accountants. He has worked for Fishbine & Co. as staff and senior accountant. Since January 1986 he has served as managing partner of deGrouchy, Sifer & Company, a regional Certified Public Accounting firm located in Richboro, Pennsylvania. He is also President and majority shareholder of DSC Financial Advisors, Ltd, a registered investment advisory company located in Richboro, Pennsylvania. Mr. Sifer received a BA in Accounting from Temple University in May 1978.

      BARRY L. GROSS, age 49, Esquire received his Bachelor of Arts degree in Political Science, Magna Cum Laude, from Temple University in 1974. He also attended Temple University School of Law and received his Juris Doctor degree in 1978. Since that time, Mr. Gross has been actively engaged in the practice of law as a civil litigation attorney. In 1982, he helped to found Stief, Waite, Gross, Sagoskin & Gilman, P.C., located in Newtown, Pennsylvania, where he has been engaged for the past twenty years. Mr. Gross is a shareholder in the professional corporation and has served as its President for the past ten years. Mr. Gross is a member of numerous professional organizations, including the American Bar Association, American Trial Lawyers Association, Pennsylvania Bar Association and Pennsylvania Trial Lawyers Association. He recently received the distinction of being named as Master Attorney in the American Inns of Court.

      NITIN AMERSEY, age 50, has over thirty years of experience in international trade, marketing and corporate management. He has successfully developed and implemented corporate strategic and financial plans for a wide variety of companies. Since 1978 Mr. Amersey has been President of Scothalls Limited, a general trading and agency firm. Mr. Amersey has served as President of CircleTex Corp., a web site development and management firm since 2001. From 1988 to 2000, he was Chairman and CEO of The Caribbean Sea Island Cotton Company Ltd. He is also a partner of Amersey Damoder, a raw cotton merchant firm, located in Bombay India. Mr. Amersey is also Chairman of Door to Door Services Inc., a real estate notarizing firm. Mr. Amersey has a Master of Business Administration degree from the University of Rochester, Rochester N.Y., and a Bachelor of Science in Business from Miami University, Oxford, Ohio.

      MICHAEL RAE COWAN, age 31, has served as a Senior Associate with IPC Financial Networks Inc., a diversified financial service company, since 2000. He is also the Principal of Gibraltar Wealth Management Corp, a privately held Canadian investment firm since 1996. Mr. Cowan has been involved in a variety of small business and venture capital projects. Mr. Cowan graduated in 1993 from Wilfred Laurier University with a B.A. majoring in Economics.

PROPOSAL 1: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE EIGHT (8) NOMINATED DIRECTORS

                                   PROPOSAL 2:
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors has selected Goldstein and Morris Certified Public Accountants P.C. as the Company's independent auditors for the fiscal years ending December 2002. At its board meeting on February 5, 2001, the Board of Directors engaged Goldstein and Morris, Certified Public Accountants, as its independent auditor for its fiscal year ending December 31, 2000. On February 5, 2001, the accounting firm of Daren, Martenfeld, Carr, Testa and Company LLP ("MCTC") was dismissed as the Company's independent auditors as a result of the Company's decision to retain a U.S. accounting firm to act as its auditors and discontinue further auditing services by the Canadian accounting firm MCTC. There were no disagreements on matters of accounting principles and practices, financial disclosure, and reportable events between the Company and MCTC. Prior to the foregoing and during the Company's two most recent fiscal years and all subsequent interim periods preceding such dismissal, the reports on the financial statements prepared by MCTC have contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Representatives of Goldstein and Morris are expected to be present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.


                                   PROPOSAL 3:
                     APPROVAL OF THE 2002 STOCK OPTION PLAN
                  AUTHORIZING 1,000,000 SHARES OF COMMON STOCK
                      $0.001 PAR VALUE TO REPLACE THE 2000
                        NON QUALIFYING STOCK OPTION PLAN

      The Company's 2002 Stock Option Plan (the "Plan") (form as appended hereto) was adopted by the Board of Directors (the "Board") on October 3, 2002 and is being submitted for shareholders approval at the annual meeting. This Plan is to serve as the successor plan to the Company's 2000 Nonqualified Stock Option Plan (the "2000 Plan"), which will be terminated upon vote of the shareholders. Under the 2000 Plan, 10,000,000 shares of common stock $.001 par value were authorized and reserved for issuance in the form of incentive and non-qualified stock options. Of these, 1,100,000 stock options have been granted and are unexercised as of October 11, 2002. These stock options are currently outstanding to employees of the Company and other "key persons" and, as such, will remain in effect according to their terms and conditions (including vesting requirements) as provided for in the 2000 Plan and individual stock option agreements. 2,865,000 stock options were granted and exercised under the plan since inception. The remaining 6,035,000 authorized and reserved shares of common stock will no longer be subject to issuance under the 2000 Plan.

      The Board of Directors has approved (subject to shareholder ratification) 1,000,000 shares to be reserved for future use under the new 2002 Stock Option Plan (the "Plan" or "2002 Plan"). These new shares in effect replace the 6,035,000 remaining and ungranted shares associated with the terminated 2000 Plan. The 2002 Plan will be administered by the Compensation Committee (the "Committee") to be formed. The Plan provides for the granting of equity incentive awards to employees in the form of incentive stock options, non-qualified stock options, and other performance-related or non-restricted stock awards. The selection of participants in the 2002 Plan, the determination of the award vehicles to be utilized and the number of stock options or shares subject to an award are determined by the Committee, in its sole discretion, within the approved allocation of shares. The new Plan permits the Company to provide its employees with incentive compensation opportunities which are highly motivational and which afford the most favorable tax and accounting treatments to the Company. The Board believes that the flexibility of the incentive award vehicles provided for by the 2002 Plan will enhance the effectiveness and cost efficiency of the Company's management incentive program in the best interest of shareholders.

      The Board and the Compensation Committee of the Company once formed, subject to the provisions of the 2002 Plan will designate participants, determine the terms and provisions of each award, interpret the provisions of the Plan and supervise the administration of the Plan. The Committee may, in its sole discretion, delegate certain administrative responsibilities related to the 2002 Plan to Company employees or outside consultants, as appropriate. The exercise price of any ISO granted under the 2002 Plan shall not be less than the fair market value of the common stock of the Company on the date of grant. Any nonqualified options granted under the 2002 Plan shall not be less than 85% of the fair market value of the stock as of the date of grant. The Committee shall determine any service requirements and/or performance requirements pertaining to any stock awards under the 2002 Plan.

THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE TO APPROVE THE 2002 STOCK OPTION PLAN AUTHORIZING 1,000,000 SHARES OF COMMON STOCK $0.001 PAR VALUE TO REPLACE 6,035,000 SHARES UNDER THE 2000 NONQUALIFIED STOCK OPTION PLAN THAT WILL BE TERMINATED.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During the fiscal year ended December 31, 2001, there was one meeting of the board of directors, of which all Directors attended. The Company presently does not have audit or compensation committees, but is in the process of appointing audit, corporate governance and compensation committees, which are anticipated to be operational in the near future. The audit committee's functions are intended to include making recommendations to the Company regarding the selection of independent accountants, conferring with the independent accountants and reviewing the scope and fees of the prospective annual audit and the results of their work. The audit committee is also intended to review the Company's financial statements and the adequacy of the internal auditing, accounting, financial controls and procedures. The corporate governance committee is intended to be responsible for ensuring that the CEO and staff are implementing the Company's business plan as approved by the board of directors. The committee is also intended to insure that, all filings and disclosures are reported in accordance with the rules and regulations as set by the SEC. The compensation committee is intended to review and approve all compensation packages given to employees and consultants. The compensation committee will also oversee the administration of the Company stock option plan.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the compensation for each of the last three
(3) fiscal years earned by the Chief Executive Officer and each of the most highly compensated executive officers (the "Named Executives").

                                            SUMMARY COMPENSATION TABLE
                                                                                 LONG-TERM
                                                 ANNUAL COMPENSATION            COMPENSATION           SECURITIES
NAME                                                  ANNUAL     OTHER        STOCK      OTHER         UNDERLYING
                                YEAR       SALARY      BONUS  COMPENSATION    AWARDS   COMPENSATION     OPTIONS
-------------------------------------------------------------------------------------------------------------------

Mark Nicole(5) ..............   2001         $0          0       $ 75,000        0          0              0
  Chief Executive               2000         $0          0       $118,003        0          0        100,000
  Director                      1999         $0          0       $      0        0          0              0

Adam M. Oliver(1) ...........   2001         $0          0       $      0        0          0              0
  President,                    2000         $0          0       $  9,995        0          0        200,000
  Director                      1999         $0          0       $  4,100        0          0              0

Bengt Odner(2) ..............   2001         $0          0       $      0        0          0        350,000
  Chairman                      2000         $0          0       $      0        0          0        200,000
                                1999         $0          0       $      0        0          0              0

David Johnson(3) ............   2001         $0          0       $117,484        0          0        350,000
  Chief Operating               2000         $0          0       $ 46,000        0          0        100,000
  Officer, Director             1999         $0          0       $      0        0          0              0

Ken Nichols(6) ..............   2001         $0          0       $ 33,741        0          0              0
  Director, Chief               2000         $0          0       $      0        0          0              0
  Executive Officer             1999         $0          0       $      0        0          0              0

Robert Marino(4) ............   2001         $0          0       $ 75,000        0          0              0
  Director                      2000         $0          0       $      0        0          0              0
                                1999         $0          0       $      0        0          0              0

-------------

(1) Resigned in September 2000 without any disputes with the Company or its management.
(2) Received reimbursement of $8,500 per month for expenses incurred on behalf of the Company. Currently receives $6,000 per month for expenses incurred on behalf of the Company.
(3)   Reflects pro-rated compensation from August 2000 through December 2000.
(4) Prior to becoming a member of the Company's Board of Directors, Robert Marino had been issued certain restricted shares of common stock and options from the Company in connection with the sale of certain assets acquired by the Company. Mr. Marino received a total of 1,000,000 restricted shares of common stock, was granted 500,000 options which he has exercised. Additionally, he was granted 500,000 contingent options exercisable at $.01 per share that have been exercised. Mr. Marino serves as a consultant to the Company under a consulting agreement which provides for annual compensation of $75,000.
(5) Resigned in August 2001 without any disputes or disagreements with the Company or its management.
(6) Resigned in February 2002 without any disputes or disagreements with the Company or its management.


APPOINTMENT/RESIGNATION OF OFFICERS AND DIRECTORS

      In February 2002, Kenneth R. Nichols resigned form his positions as Chief Executive Officer and as a Director of the Company. At that time the Board of Directors appointed Bengt Odner to serve as interim Chief Executive Officer of the Company. Mr. Odner served as interim CEO through July 2002. In July 2002, the Board of directors appointed John A. Donohoe Jr. to serve as Vice Chairman and Chief Executive Officer of the Company. Subsequently in October 2002, Mr. Odner resigned as Chairman and Mr. Donohoe was appointed to serve as Chairman.

OPTION GRANTS DURING FISCAL YEAR 2001

      The following table provides information concerning options granted to officers and directors during the Fiscal Year ended December 31, 2001.


                              PERCENT OF TOTAL
                              SHARES UNDERLYING
                  NUMBER         OPTIONS
                 OF SHARES      GRANTED TO
                 UNDERLYING    EMPLOYEES IN    EXERCISE       EXPIRATION
NAME              OPTIONS       FISCAL YEAR     PRICE          DATE
----              -------       -----------     -----          ----
Bengt Odner       250,000          36%          $0.50       April 18, 2004
                  100,000          14%          $0.50       May 31, 2004
David Johnson     250,000          36%          $0.50       April 18, 2004
                  100,000          14%          $0.50       May 31, 2004


 * Prior to becoming a member of the Company's Board of Directors, Robert Marino had been issued certain options from the Company in connection with the sale of certain assets acquired by the Company. Mr. Marino was granted 500,000 options which he has exercised. Additionally he was granted 500,000 contingent options exercisable at $.01 per share that have been exercised. Please see "Certain Relationships and Related Transactions" below.

OPTION EXERCISES AND HOLDINGS

      The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to each of the named directors and executives:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                           NUMBER OF SHARES           VALUE OF UNEXERCISED
                  ACQUIRED   VALUE        UNDERLYING OPTIONS         IN-THE-MONEY OPTIONS
                 ON EXERCISE REALIZED    AT DECEMBER 31, 2001       AT DECEMBER 31, 2001(1)
NAME                   #         $     EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----             ----------- --------  -----------   -------------  -----------  -------------
Bengt Odner           --        --       350,000         --             --           --
David Johnson         --        --       350,000         --             --           --
Adam M.Oliver       20,000   $20,000     150,000         --             --           --

---------


(1) Calculated by multiplying the number of shares underlying options by the difference between the closing price of the common stock as reported on the Over-the-Counter Bulletin Board on December 31, 2001 and the exercise price of the options.


 * Prior to becoming a member of the Company's Board of Directors, Robert Marino had been issued certain options from the Company in connection with the sale of certain assets acquired by the Company. Mr. Marino was granted 500,000 options which he has exercised. Additionally he was granted 500,000 contingent options exercisable at $.01 per share that have been exercised. Please see "Certain Relationships and Related Transactions" below.

REMUNERATION OF NON-MANAGEMENT DIRECTORS

      The Company does not presently compensate its directors for their attendance at meetings of the Board of Directors, however, non-management directors are reimbursed for verifiable expenses incurred during the course of service to the Board of Directors and/or the Company provided said expenses are approved by the Company.

COMPENSATION PLANS:

STOCK OPTIONS
THE 2000 NON-QUALIFIED STOCK OPTION PLAN

      As discussed under proposal 3: To approve the 2002 Stock Option Plan authorizing 1,000,000 shares of common stock $.0.001 par value to replace the 2000 Nonqualified Stock Option Plan. The 2000 Nonqualified Stock Option Plan will be terminated upon approval of the shareholders. The 2002 Stock Option Plan, the successor plan and all stock options currently outstanding to employees and/or consultants under the 2000 Nonqualified Stock Option Plan will remain in effect according to their terms and conditions (including vesting requirements). Please refer to the form of the 2002 Stock Option Plan (as appended hereto) regarding the terms and conditions of the proposed new plan. Additionally, for further information regarding the 2000 Nonqualified Stock Option Plan please refer to the Company's 2001 Annual Report of Form 10-KSB page A-29, note 8.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Mr. Bengt Odner is a director of Crystal Fund Ltd. a Bermuda Mutual Fund which holds 625,000 shares of the Company's common stock. Additionally, Mr. Odner receives up to $6000 per month as reimbursement for expenses incurred on behalf of the Company. Mr. Odner has disclaimed any beneficial ownership to the shares held by Crystal Fund Ltd.

      On December 5, 2000, the company entered into an agreement with Continental Capital & Equity Corporation ("CCEC"). Whereas, CCEC is a financial relations and direct marketing advertising firm specializing in the dissemination of information about publicly traded companies and to market an awareness campaign about the company until September 30, 2001. A fee of $200,000 was paid, plus issuance of 165,000 shares of restricted common stock and 300,000 warrant shares of various exercise prices, which expire 24 months following the effective registration of the underlying shares.

      In January of 2001, the Company acquired equipment and technology (including patents) from Applied Diesel Technology, a Company in which Mr. Marino was a shareholder. The Company paid $400,000 in cash and, $100,000 in notes for the assets. Mr. Marino was issued 1,000,000 shares of restricted Company stock valued at $.6875 per share plus contingent options valued at $.6775 per share to purchase up to an additional 500,000 shares exercisable at $0.01. The Company entered into a consulting agreement with Mr. Marino to oversee and implement the technology acquired. The agreement runs for three years and provides for annual fees of $75,000. In addition, the agreement provided for stock options allowing Mr. Marino to acquire 500,000 shares of common stock exercisable at $0.01 per share during the first year. As of October 11, 2002, Mr. Marino has exercised all his options. In November 2001, Mr. Marino was elected to the Board of Directors.

      On October 10, 2002, Mr. John A. Donohoe, Jr., the Company's Chairman, Chief Executive Officer and President and Mr. Bengt Odner a director of the Company converted certain loans and advances, specifically $204,000 and $200,000 respectively made by them to the Company into Units under the Company's Unit Private Placement whereby each Unit had a subscription price of $0.17 and each Unit is comprised of one share of common stock and one warrant to purchase a one half a share of common stock at $0.15. Warrants under the Unit Placement are exercisable in even lots at an aggregate exercise price for two Warrants of $.30 for one share of common stock. Warrants are exercisable for a three year period.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in their ownership to the Securities and Exchange Commission. Specific due dates have been established by the Commission, and the Company is required to disclose in this Proxy Statement any failure to file by those dates. Based upon (I) the copies of section 16(a) reports that the Company received from such persons for their 2001 fiscal year transactions and (II) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 2001 fiscal year, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors and ten-percent beneficial owners for such fiscal year except that Mr. Johnson, Mr. Donohoe and Mr. Marino filed their respective Form 3 Initial Statements of Beneficial Ownership later than the time prescribed by the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth, to the best knowledge of the Company, as of October 11, 2002, certain information with respect to (1) beneficial owners of more than five percent (5%) of the outstanding common stock of the Company,
(2) beneficial ownership of shares of the Company's common stock by each director and named executive, (3) beneficial ownership of shares of common stock of the Company by all directors and officers as a group, and (4) beneficial ownership of shares of common stock of the Company by all directors, newly nominated directors and officers as a group.

      Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the persons/entities indicated.

      Based upon the aggregate of all shares of common stock issued and outstanding as of October 11, 2002 in addition to shares issuable upon exercise of options or warrants currently exercisable or becoming exercisable within 60 days and which are held by the individuals named on the table.

                                                                                       % OF
                                         SHARES OF                      TOTAL          COMMON
                                          COMMON         OPTIONS/     BENEFICIAL        STOCK
NAME OF BENEFICIAL OWNER                   STOCK          OTHER      OWNERSHIP (1)    OUTSTANDING
------------------------                   -----          -----      -------------    -----------

Bengt Odner, Director .................   1,426,470     938,235(2)   2,364,705(3)       5.36%
  132 Penn Avenue
  Telford, PA 18969

David Johnson, Director ...............       4,500     450,000(4)     454,500          1.03%
  132 Penn Avenue
  Telford, PA 18969

Robert Marino, Director ...............   1,224,000        --        1,224,000          2.78%
  132 Penn Avenue
  Telford, PA 18969

John A. Donohoe, Jr., Chairman ........   1,250,000     600,000      1,850,000          4.20%
  132 Penn Avenue
  Telford, PA 18969

Rae Cowan, newly nominated director ...   1,004,500        --        1,004,500          2.28%
  132 Penn Avenue
  Telford, PA 18969

Nitin Amersay, newly nominated director     375,000        --          375,000           .85%
132 Penn Avenue
Telford, PA 18969

Bill Sifer, newly nominated director ..     236,000     118,000        354,000           .80%
  132 Penn Avenue
  Telford, PA 18969





                                      -9-

                                                                                       % OF
                                         SHARES OF                      TOTAL          COMMON
                                          COMMON         OPTIONS/     BENEFICIAL        STOCK
NAME OF BENEFICIAL OWNER                   STOCK          OTHER      OWNERSHIP (1)    OUTSTANDING
------------------------                   -----          -----      -------------    -----------


Barry Gross, newly nominated director .     220,588     110,294        330,882           .75%
  132 Penn Avenue
  Telford, PA 18969

Leon D. Black 1997 Five Year Trust(5) .   1,500,000        --        1,500,000          3.40%
  1301 Avenue of the Americas
  New York, NY 10019

Leon D. Black(6) ......................     150,000     150,000(7)     300,000           .68%
  1301 Avenue of the Americas
  New York, NY 10019

Leon D. Black Trust UAD(8)
  11/30/92 FBO Alexander Black ........     517,647     333,823(7)     851,470          1.93%
  1301 Avenue of the Americas
  New York, NY 10019

Leon D. Black Trust UAD(9)
  11/30/92 FBO Benjamin Black .........     517,647     333,823(7)     851,470          1.93%
  1301 Avenue of the Americas
  New York, NY 10019

Leon D. Black Trust UAD(10)
  11/30/92 FBO Joshua Black ...........     517,647     333,823(7)     851,470          1.93%
  1301 Avenue of the Americas
  New York, NY 10019

Leon D. Black Trust UAD(11)
  11/30/92 FBO Victoria Black .........     517,647     333,823(7)     851,470          1.93%
  1301 Avenue of the Americas
  New York, NY 10019

All current directors and executive
   Officers as a group ................   3,904,970   1,988,235      5,893,205         13.37%

All current directors, executive
  Officers and newly nominated
  directors as a group ................   5,741,058   2,216,529      7,957,587         18.05%

-----------------


(1) Computed on the basis of 44,090,579 shares of common stock outstanding, plus, in case of any person deemed to own shares of common stock as a result of owning options, warrants, or rights to purchase common stock exercisable within 60 days of October 11, 2002.

(2) Includes 250,000 option shares exercisable at $.50 which lapse April 18,2004 and 100,000 option shares exercisable at $.50 which lapse May 30, 2004.

(3) The shares listed as beneficially owned by Mr. Odner exclude 625,000 shares held by Crystal Fund Ltd., a Bermuda mutual fund, of which Mr. Odner is a director. Mr. Odner disclaims any beneficial ownership and has represented that he does not take any role in the Crystal Funds investment in the Company.

(4) Includes 100,000 option shares, exercisable at $.50 which lapse December 18, 2002; 250,000 option shares exercisable at $.50 which lapse April 18, 2004; and 100,000 option shares exercisable at $.50 which lapse May 30, 2004.



                                      -10-

(5) Excludes shares and warrants owned by Leon D. Black, Leon D. Black Trust UAD 11/30/92 FBO Alexander Black, Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black, Leon D. Black Trust UAD 11/30/92 FBO Joshua Black and Leon
      D. Black Trust UAD 11/30/92 FBO Victoria Black for which the beneficial owner disclaims beneficial ownership.

(6) Excludes shares and warrants owned by Leon D. Black 1997 Five Year Trust, Leon D. Black Trust UAD 11/30/92 FBO Alexander Black, Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black, Leon D. Black Trust UAD 11/30/92 FBO Joshua Black and Leon D. Black Trust UAD 11/30/92 FBO Victoria Black for which the beneficial owner disclaims beneficial ownership.

(7)   Warrants to purchaser 333,823 shares of common stock.

(8) Excludes shares and warrants owned by Leon D. Black 1997 Five Year Trust, Leon D. Black, Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black, Leon
      D. Black Trust UAD 11/30/92 FBO Joshua Black and Leon D. Black Trust UAD 11/30/92 FBO Victoria Black for which the beneficial owner disclaims beneficial ownership.

(9) Excludes shares and warrants owned by Leon D. Black 1997 Five Year Trust, Leon D. Black, Leon D. Black Trust UAD 11/30/92 FBO Alexander Black, Leon
      D. Black Trust UAD 11/30/92 FBO Joshua Black and Leon D. Black Trust UAD 11/30/92 FBO Victoria Black for which the beneficial owner disclaims beneficial ownership.

(10) Excludes shares and warrants owned by Leon D. Black 1997 Five Year Trust, Leon D. Black, Leon D. Black Trust UAD 11/30/92 FBO Alexander Black, Leon
      D. Black Trust UAD 11/30/92 FBO Benjamin Black and Leon D. Black Trust UAD 11/30/92 FBO Victoria Black for which the beneficial owner disclaims beneficial ownership.

(11) Excludes shares and warrants owned by Leon D. Black 1997 Five Year Trust, Leon D. Black, Leon D. Black Trust UAD 11/30/92 FBO Alexander Black, Leon
      D. Black Trust UAD 11/30/92 FBO Benjamin Black and Leon D. Black Trust UAD 11/30/92 FBO Joshua Black for which the beneficial owner disclaims beneficial ownership.


DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS

      Rules of the Securities and Exchange Commission require that any proposal by a stockholder must be received by the Company for consideration at the 2003 Annual Meeting of Stockholders no later than April 8, 2003 if any such proposal is to be eligible for inclusion in the Company's Proxy materials for its 2003 Annual Meeting. Under such rules the Company is not required to include stockholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

OTHER MATTERS

      Management of the Company is not aware of any other matters to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy.

COMMON STOCK PERFORMANCE

      As part of the executive compensation information presented in the Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance of the Company with the stock performance of appropriate smaller companies. The Company has selected the NASDAQ Composite Index (US) for the S & P Auto Parts & Equipment Index for stock performance comparison. The chart reflects the NASDAQ index from the period from which the Company's stock commenced trading.

PERFORMANCE GRAPH

      The graph depicted below shows the Company's stock price as an index assuming $100 invested on January 19, 1999, along with the composite prices of companies listed in the NASDAQ Stock Market (U.S.) Index and the S&P Auto Parts & Equipment Index.

             COMPARISON OF THREE YEAR CUMULATIVE TOTAL RETURN* AMONG
        ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC., THE NASDAQ STOCK MARKET
            (U.S.) INDEX, AND THE S & P AUTO PARTS & EQUIPMENT INDEX


                          ESW             Nasdaq Comp         S & P Auto Parts
January 19, 1999         100.00              100.00                 100.00
        March-99         606.20              104.82                  89.25
         June-99         425.00              114.39                  96.97
    September-99         312.60              116.95                  83.94
     December-99         400.00              173.29                  78.09
        March-00         600.00              194.74                  79.77
         June-00         250.00              168.90                  68.02
    September-00         350.00              156.41                  69.58
     December-00         144.00              105.21                  59.75
        March-01         175.00               78.37                  68.08
         June-01         104.00               92.01                  79.33
    September-01          64.00               63.83                  61.36
     December-01          78.00               83.06                  72.02





NOTE

      * $100 invested on 1/19/99 in company stock or on 1/19/99 in comparison index including reinvestment of dividends. Fiscal year ending December 31.

      The Stock Price Performance Graph above shall not be deemed incorporated by reference by a general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

VOTING PROCEDURE

      Under Florida law, each holder of record is entitled to vote the number of shares owned by the shareholder for any agenda item.

      The Company is not aware of any other agenda item to be added to the agenda, as it has not been informed by any stockholder of any request to do so.

      There are no matters on the agenda that involve rights of appraisal of a stockholder. The Company incorporates by reference all items and matters contained in its Form 10-KSB for the Fiscal Year ended December 31, 2001 as filed with the Securities and Exchange Commission in addition to the Form 10-QSBs and Form 8-K Reports as filed with the Commission.


                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              /S/ JOHN A. DONOHOE, JR.
                                              ------------------------
                                                 John A. Donohoe, Jr.
                                                 CHAIRMAN OF THE BOARD


Dated: October 14, 2002
Telford, Pennsylvania

                                                                         ANNEX A


                         FORM OF 2002 STOCK OPTION PLAN
                                       OF
                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

 1.  ESTABLISHMENT AND PURPOSE

      The purpose of this 2002 Stock Option Plan (the "Plan") is to offer selected individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

      Capitalized terms are defined in SECTION 12 hereunder.

 2.  ADMINISTRATION

      a. COMMITTEES OF THE BOARD OF DIRECTORS. The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

      b. AUTHORITY OF THE BOARD OF DIRECTORS. Subject to the provisions of the Plan, the Board of Directors shall have the full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Optionees and all persons deriving their rights from a Purchaser or Optionee.

      c. INDEMNIFICATION. To the full extent permitted by law, (i) no member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any award made under the Plan, and (ii) the members of the Committee shall be entitled to indemnification by the Company with regard to such actions and determinations.

 3.  ELIGIBILITY.

      a. GENERAL RULE. Only Employees, Outside Directors and Consultants shall be eligible for the grant Options or the direct award or sale of Shares. Only Employees designated by an officer of the Company or a Committee shall be eligible for the grant of ISOs.

      b. TEN PERCENT STOCKHOLDERS. An individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the per Share Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant and
(ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424 (d) of the Code shall be applied.

 4.  STOCK SUBJECT TO PLAN.

      a. BASIC LIMITATION. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The aggregate number of Shares that may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall initially be One Million Shares (1,000,000) Shares, and may thereafter be increased, but only so long as such increase does not result in the aggregate number of Shares exceeding fifteen percent (15%) of the then outstanding capital stock of the Company, subject to adjustment pursuant to SECTION 8 hereunder. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

      b. ADDITIONAL SHARES. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event the Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of ISOs shall initially be (_______) Shares, and may thereafter be increased, but only so long as such increase does not result in the aggregate number of Shares exceeding fifteen percent (15%) of the then outstanding capital stock of the Company, subject to adjustment pursuant to SECTION 8 and 11(B) hereunder.

 5.  TERMS AND CONDITIONS OF AWARDS OR SALES.

      a. STOCK PURCHASE AGREEMENT. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

      b. DURATION OF OFFERS AND NONTRANSFERABILITY OF RIGHTS. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within __________ days after the grant of such right was communicated to the Purchaser by the Company. Such right shall not be transferable and shall be exercisable only by the Purchaser to whom such right was granted.

      c. PURCHASE PRICE. The Purchase Price of Shares to be offered under the Plan, if newly issued, shall not be less than the par value of such Shares. Subject to the preceding sentence, the Purchase Price shall be determined by the Board of Directors at its sole discretion but shall no be less than [EIGHTY-FIVE PERCENT (85%)] of the Fair Market Value of a Share as of the date the Option is granted. The Purchase Price shall be payable in a form described in SECTION 7 hereunder.

      d. WITHHOLDING TAXES. As a condition to the purchase of Shares, the Purchaser shall make such arrangements as the Board of Directors may require for the satisfaction of any withholding requirements.

      e. RESTRICTIONS ON TRANSFER OF SHARES. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

      f. ACCELERATED VESTING. Unless the applicable Stock Purchase Agreement provides otherwise, any right to repurchase a Purchaser's Shares at the original Purchase Price (if any) upon termination of the Purchaser's Service shall lapse and all of such Shares shall become vested if the Company is subject to a Change in Control before the Purchaser's Service terminates. A Stock Purchase Agreement may also provide for accelerated vesting in the event of the Optionee's death or disability or other events.

 6.  TERMS AND CONDITIONS OF OPTIONS.

      a. STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

      b. NUMBER OF SHARES. Each Stock Option Agreements shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with SECTION 8 hereunder. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

      c. EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less that 100% of the Fair Market Value of a Share on the date of the ISO grant, and a higher percentage pursuant to SECTION 3(B) hereunder. The Exercise Price on a Nonstatutory Option to purchase newly issued Shares shall not be less than 85% of the Fair Market Value of a Share the date of grant. Subject to the preceding two sentences, the Exercise Price under an Option shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in accordance with
SECTION 7 hereunder.

      d. WITHHOLDING TAXES. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligation that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

      e. EXERCISABILITY. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of a Stock Option Agreement shall be determined by the Board of Directors at its sole discretion.

      f. ACCELERATED EXERCISABILITY. Unless the applicable Stock Option Agreement provides otherwise, all of an Optionee's Options shall become exercisable in full if (i) the Company is subject to a Change in Control before the Optionee's service terminates, (ii) such Options do not remain outstanding,
(iii) such Options are not assumed by the surviving corporation or its parent and (iv) the surviving corporation or its parent does not substitute options with substantially the same terms for such Options. A Stock Option Agreement may also provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events.

      g. BASIC TERM. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, and in the case of an ISO a shorter term may be required by SECTION 3(B) hereunder. Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire. A Stock Option Agreement may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service or death.

      h. NONTRANSFERABILITY. No option shall be transferable by the Optionee other than by beneficiary designation, will or the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's legal guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during the Optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

      i. NO RIGHTS AS A STOCKHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee's Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

      j. MODIFICATION, EXTENSION AND ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Board of Directors may modify or extend outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without consent of the Optionee, impair the Optionee's right or increase the Optionee's obligations under such Option.

      k. RESTRICTIONS ON TRANSFER OF SHARES. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions or other

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limitations as the Board of Directors may determine. Such restrictions shall be set forth in applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

 7.  PAYMENT OF SHARES.

      a. GENERAL RULE. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this SECTION 7 hereunder.

      b. SURRENDER OF STOCK. To the extent that a Stock Option Agreement so provides, all or any part of the Exercise Price may be paid in surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payments to the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

      c. SERVICES RENDERED. At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award. At the discretion of the Board of Directors, Shares may also be awarded under the Plan in consideration if services to be rendered to the Company, a Parent or Subsidiary after the award, except that the par value of such Shares, if newly issued, shall be paid in cash or cash equivalents.

      d. PROMISSORY NOTE. To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, all or a portion of the Exercise Price or Purchase Price (as the case may be) of Shares issued under the Plan may be paid with a full-recourse promissory note. However, the par value of the Share, if newly issued, shall be paid in cash or cash equivalents. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

      e. EXERCISE/SALE. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made in full or in part by the delivery (on a form prescribed by the Company) or an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceed to the Company in payment of all or part of the Exercise Price and any withholding taxes.

      g. RIGHT OF REPURCHASE. In the event a Purchaser's or an Optionee's, as the case may be, Service is terminated for "Cause", or in the event a Purchaser or an Optionee, as the case may be, voluntarily terminates his or her Service, all shares received by the Purchaser, or purchased by the Optionee pursuant to the exercise of an Option (the "SUBJECT SHARES") shall be subject to a right (but not an obligation) of repurchase by the Company (the "RIGHT OF REPURCHASE"). The Right of Repurchase shall be exercisable only during the sixty
(60) period next following the date when a Purchaser's or Optionee's, as the case may be, Service terminates "Cause". If the Company exercised the Right of Repurchase, it shall pay the Optionee and amount equal to the price per share deemed to have been paid by a Purchase or the exercise price paid by an Optionee, as the case may be. The Right of Repurchase shall be exercisable only by written notice delivered to a Purchaser or an Optionee, as the case may be, prior to the expiration of such sixty (60) day period.

 8.  ADJUSTMENT OF SHARES.

a. GENERAL. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding

Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make proportionate and appropriate adjustments in one or more (I) the number of shares available for future grants under SECTION 4 hereunder, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

      b. MERGERS AND CONSOLIDATION. In the event that the Company is party to a merger or consolidation, outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement, without the Optionee's consent, may provide for:

      i) The continuation of such outstanding Option by the Company (if the Company is the surviving corporation);

      ii) The assumption of the Plan and such outstanding Options by the surviving corporation or its parent; or

      iii) The substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options.

      c. RESERVATION OF RIGHTS. Except as provided in this SECTION 8 hereunder, an Optionee or Purchaser shall have no rights by reason of (I) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Unless otherwise set forth herein, any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

 9.  SECURITIES LAW REQUIREMENTS.

      Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act or 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

10. NO RETENTION RIGHTS.

      Nothing in the Plan or in any right or Option granted under the plan shall confer upon the Purchaser or Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchase or Optionee) or of the Purchaser or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

11. DURATION AND AMENDMENTS.

      a. TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company's stockholders. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board of Directors, any grants of Options or sales or awards of Shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan. The Plan shall terminate automatically 10 years after is adoption by the Board of Directors and may be terminated on any earlier date pursuant to SECTION 11(B) hereunder.

      b. RIGHT TO AMEND TO AMEND OR TERMINATE THE PLAN. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; PROVIDED, HOWEVER, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in SECTION 8 hereunder) or which changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company's stockholders. Notwithstanding the foregoing, the Board may following the eighteen (18) month anniversary of the inception of the Plan increase the number of shares allocated under the Plan up to 5,000,000 shares without shareholder approval, subject to then applicable law.

      c. EFFECT OF AMENDMENT OR TERMINATION. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option granted under the Plan.

12. DEFINITIONS.

      a. "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company, as constituted from time to time.

      b. "CAUSE" for termination of Purchaser's or Optionee's employment shall exist (i) if Purchaser or Optionee is convicted of, please guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement,
(ii) if Purchaser of Optionee has engaged in a dishonest act to the material damage or prejudice of the Company, (iii) if Purchase or Optionee engages in any business activity reasonably deemed by the Board of Directors to be competitive with the Company, or (iv) Purchaser or Optionee willfully breaches or habitually neglects the duties he is required to perform hereunder, or performs such duties in a negligent manner. Notwithstanding the foregoing, in the event the Purchaser or Optionee has executed an employment agreement with the Company, "Cause" for termination of Purchaser's or Optionee's Service shall only exist if Purchaser's or Optionee's Service is terminated for "Cause", as defined is such Purchaser's or Optionee's employment agreement.

      c. "CHANGE IN CONTROL" as shall mean:

            i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if person who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately such after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity' or

            ii) The sale, transfer or other disposition of all or substantially all of the Company's assets.

      A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the person who held the Company's securities immediately before such transaction.

      d. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      e. "COMMITTEE" shall mean a committee of the Board of Directors, as described in Section 2(a).

      f. "COMPANY" shall mean Environmental Solutions Worldwide, Inc., a Florida corporation.

      h. "EMPLOYEE" shall mean any individual who is a common law employee of the Company, Parent or Subsidiary.

      i. "EXERCISE PRICE" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

      j. "FAIR MARKET VALUE" shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

      k. "ISO" shall mean an employee incentive stock option described in
Section 422(b) of the Code.

      l. "NONSTATUTORY OPTION" shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

      m. "OPTION" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

      n. "OPTIONEE" shall mean an individual who holds an Option.

      o. "OUTSIDE DIRECTOR" shall mean a member of the Board of Directors who is not an Employee.

      p. "PARENT" mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

      q. "PLAN" shall mean this 2002 Stock Option Plan of Environmental Solutions Worldwide, Inc.

      r. "PURCHASE PRICE" shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.

      s. "PURCHASER" shall mean an individual to whom the Board of Directors has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

      t. "SERVICE" shall mean service as an Employee, Outside Director or Consultant.

      u. "SHARE" shall mean on share of Stock, adjusted in accordance with
SECTION 8 hereunder (if applicable).

      v. "STOCK" shall mean the Common Stock of the Company, with a par value of $0.001 per Share.

      w. "STOCK OPTION AGREEMENT" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee's Option.

      x. "STOCK PURCHASE AGREEMENT" shall mean the agreement between the Company and a Purchase who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

      y. "SUBSIDIARY" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                                 132 PENN AVENUE
                           TELFORD, PENNSYLVANIA 18969
PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John A. Donohoe, Jr., Bengt G. Odner, David Johnson, and Robert Marino as proxies each with the power to appoint his substitute and hereby authorizes them to represent and to vote as designated below all shares of common stock of Environmental Solutions Worldwide, Inc. held on record by the undersigned on October 11, 2002 at the Annual Meeting of Stockholders to be held on November 19, 2002 at 11:00 a.m. at The Sheraton Bucks County, 400 Oxford Valley Road, Langhorne, PA 19047, or any adjournment thereof.

1. ELECTION OF DIRECTOR NOMINEES: John A. Donohoe, Jr. Bengt G. Odner, David Johnson, Robert Marino, William J. Sifer, Barry Gross, Nitin Amersey and Michael Rae Cowan.

[ ] FOR ALL NOMINEES LISTED                 [ ] WITHHOLD AUTHORITY
(Except as marked to contrary below)        to vote for all nominees listed

(Instruction: To withhold authority to vote for any individual nominee write the name in the space provided below.)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF GOLDSTEIN AND MORRIS CERTIFIED PUBLIC ACCOUNTANTS P.C. AS INDEPENDENT ACCOUNTANTS OF THE CORPORATION.

                          [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. PROPOSAL TO APPROVE THE 2002 STOCK OPTION PLAN AUTHORIZING 1,000,000 SHARES OF COMMON STOCK $0.001 PAR VALUE TO REPLACE THE 2000 NON QUALIFYING STOCK OPTION PLAN.

                          [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

In their discretion the proxies are authorized to vote upon such other further business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is provided, this proxy will be voted FOR Proposals 1, 2, and 3.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ___________________________, 2002

                                    SIGNATURE


                            Signature if held jointly

Please mark, sign, date and return the proxy card promptly, in the Enclosed Envelope.







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